EX. 99.28(d)(41)(xiii)

Amendment

to Amended and Restated

Investment Sub-Advisory Agreement Between

Jackson National Asset Management, LLC

and Invesco Advisers, Inc.

This Amendment is made by and between Jackson National Asset Management, LLC, a Michigan limited liability company and registered investment adviser (the “Adviser”), and Invesco Advisers, Inc., a Delaware corporation and registered investment adviser (the “Sub-Adviser”).

Whereas, the Adviser and the Sub-Adviser (the “Parties”) entered into an Amended and Restated Investment Sub-Advisory Agreement effective as of the 1st day of December, 2012, as amended (the “Agreement”), whereby the Adviser appointed the Sub-Adviser to provide certain sub-investment advisory services to certain investment portfolios (the “Funds”) of JNL Series Trust (the “Trust”), as listed on Schedule A to the Agreement.

Whereas, pursuant to the Agreement, the Adviser agreed to pay the Sub-Adviser for the services provided and the expenses assumed by the Sub-Adviser a sub-advisory fee as set forth on Schedule B to the Agreement, and the Sub-Adviser agreed to accept such sub-advisory fee as full compensation under the Agreement for such services and expenses.

Whereas, the Board of Trustees of the Trust approved the reorganization of the JNL/Invesco Mid Cap Value Fund into the JNL/MFS Mid Cap Value Fund, effective August 13, 2018, thereby terminating the Agreement with respect to the JNL/Invesco Mid Cap Value Fund, effective August 13, 2018.

Whereas, the Parties have agreed to amend the Agreement to remove the JNL/Invesco Mid Cap Value Fund and its fees, effective August 13, 2018.

Now Therefore, in consideration of the mutual covenants herein contained, the Parties hereby agree to amend the Agreement as follows:

1.	Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A dated August 13, 2018, attached hereto.

2.	Schedule B to the Agreement is hereby deleted and replaced in its entirety with Schedule B dated August 13, 2018, attached hereto.

3.	Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

4.
Each of the Parties represents and warrants to the others that it has full authority to enter into this Amendment, upon the terms and conditions hereof, and that the individual executing this Amendment is duly authorized to bind the respective party to this Amendment.

5.	This Amendment may be executed in one or more counterparts, which together shall constitute one document.

1

In Witness Whereof, the Adviser and the Sub-Adviser have caused this Amendment to be executed, effective August 13, 2018.

Jackson National Asset Management, LLC		Invesco Advisers, Inc.

By:	/s/ Mark D. Nerud	By:	/s/ J. Clint Harris II
Name:	Mark D. Nerud	Name:	J. Clint Harris II
Title:	President and CEO	Title:	Head of Wealth Mgt Platform

2

Schedule A
Dated August 13, 2018

Funds
JNL Multi-Manager Alternative Fund
JNL/Invesco Diversified Dividend Fund
JNL/Invesco Global Real Estate Fund
JNL/Invesco International Growth Fund
JNL/Invesco Small Cap Growth Fund

A-1

Schedule B
Dated August 13, 2018
 (Compensation)

JNL Multi-Manager Alternative Fund
Average Daily Net Assets	Annual Rate(1)
[Fees Omitted]
* For the portion of the Average Daily Net Assets managed by Invesco Advisers, Inc.

JNL/Invesco Diversified Dividend Fund
Average Daily Net Assets	Annual Rate(1)
$0 to $500 million	0.350%
$500 million to $1 billion	0.300%
$1 billion to $1.5 billion	0.285%
Amounts over $1.5 billion	0.250%

JNL/Invesco Global Real Estate Fund
Average Daily Net Assets	Annual Rate(1)
$0 to $50 million	0.500%
$50 million to $1 billion	0.450%
Amounts over $ 1 billion	0.400%

JNL/Invesco International Growth Fund
Average Daily Net Assets	Annual Rate(1)
$0 to $250 million	0.400%
$250 million to $750 million	0.350%
$750 million to $1 billion	0.300%
$1 billion to $2 billion	0.275%
Amounts over $2 billion	0.250%

B-1

JNL/Invesco Small Cap Growth Fund
Average Daily Net Assets	Annual Rate(1)
$0 to $1 billion	0.500%
Amounts over $1 billion	0.450%

[1]
For the purpose of calculating the sub-advisory fee for the JNL Multi-Manager Alternative Fund (the portion of Average Daily Net Assets managed by Invesco Advisers, Inc.), the JNL/Invesco Diversified Dividend Fund, the JNL/Invesco Global Real Estate Fund, the JNL/Invesco International Growth Fund, the JNL/Invesco Small Cap Growth Fund, and the JNL/Invesco China-India Fund (which is sub-advised by affiliate Invesco Hong Kong Limited), the following fee discount will be applied to total sub-advisory fees based on the average daily aggregate net assets of the Funds: 2.5% fee reduction for assets between $2.5 billion and $5 billion, 5% fee reduction for assets between $5 billion  and $7.5 billion, 7.5% fee reduction for assets between $7.5 billion and $10 billion, a 10% fee reduction for assets over $10 billion.

B-

B-2